UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

Kennedy Lewis Capital Company
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01603	88-6117755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Liberty St. Suite 4210
New York, New York 10281
(Address of Principal Executive Offices, Zip Code)

(212) 782-3842
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 8.01.	Other Events.

Distribution Declaration

On November 10, 2023, Kennedy Lewis Capital Company’s (the “Company”) Board of Trustees declared a distribution on its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) equal to an aggregate amount up to (i) $0.52 per share of the Company’s net investment income for the quarter ending December 31, 2023 (the “Q4 2023 Distribution”) and (ii) such other amounts as may be required to allow the Company to qualify for taxation as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), and to avoid imposition of the excise tax imposed by Section 4982 of the Code (the “Additional Distribution”). On December 29, 2023, the Company determined the amount of the Additional Distribution to be $0.04 per Common Share. Both the Q4 2023 Distribution and the Additional Distribution will be payable on January 30, 2024 to shareholders of record as of December 31, 2023.

Net Asset Value

As of November 30, 2023, the net asset value per share of the Common Shares was $20.70.

As of November 30, 2023, the Company’s aggregate net asset value was $223,222,784 and the fair value of the Company’s investment portfolio was $357,158,671.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company
Dated: December 29, 2023

	By:	/s/ Anthony Pasqua
	Name:	Anthony Pasqua
	Title:	Chief Financial Officer